EXHIBIT 99.1

PROXY SOLICITED BY BOARD OF DIRECTORS FOR

SPECIAL MEETING OF SHAREHOLDERS OF

FIRST NATIONAL BANK, ORANGE PARK, FLORIDA

The undersigned shareholder(s) of the Common Stock of First National Bank, Orange Park, Florida, hereby appoints and constitutes David G. Moffat and Yong Kim, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of First National Bank to be held on         ,             , 2004, at 1775 Eagle Harbor Parkway, Orange Park, Florida at 6:00 p.m. (local time), or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

1. To approve and adopt the Agreement and Plan of Merger dated as of June 17, 2003 by and between First National Bank and First National Banc, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To vote, in their discretion, upon such other business as may properly be brought before the meeting or any adjournment or postponement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR proposal 1.

Dated ,2003	Signature
Signature

(Please date and sign exactly as name(s) appears on mailing label. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.)